NEWS RELEASE

For Immediate Release

Nord Resources Provides Update on Reactivation Progress at Johnson Camp Copper Mine

  On track to begin mining new ore first quarter of 2009

  On target to produce at a rate of 25 million pounds per year commencing in spring 2009

  Fully financed to complete reactivation of Johnson Camp, all major equipment onsite, and construction moving ahead

  Awaiting finalization of consultant's study to determine possible significant increase in copper production at Johnson Camp Mine in future years.

TUCSON, AZ, September 23, 2008 - Nord Resources Corporation (TSX: NRD / OTC BB: NRDS.OB), which is reactivating copper mining at the Johnson Camp Mine in Arizona, today provided an update on its progress toward starting up production of new copper at its Johnson Camp Mine near Tucson, Arizona.

"As previously announced, on August 19, 2008, the Arizona Department of Environmental Quality (ADEQ) issued the air-quality permit required to proceed with construction at the Johnson Camp Mine," said John Perry, President and Chief Executive Officer. "As a result, we are now making very good progress at the Mine, and are on schedule to commence mining new copper ore in the first quarter of 2009.

All of the major equipment to be installed during construction is onsite at the Mine. Crushers, screens, and agglomerator foundations have been completed. In August, installation and electrical work on the crushing and conveying systems commenced with completion scheduled by the end of this year. Based on current assessments, outlooks and forecasts with respect to the Johnson Camp Mine, the company believes it has access to sufficient funds to meet the estimated capital requirements for the reactivation of the Mine.

"With the start-up of mining of new ore in the first quarter of 2009, we are on track to ramp up to the currently planned full production rate of 25 million pounds per year by spring 2009," Mr. Perry said.

In May this year, the company retained Bateman Engineering Inc. as consultants to determine if it could increase the Johnson Camp Mine's planned annual production beyond 25 million pounds of copper per year, based on the current level of estimated proven and probable reserves. This study has not yet been finalized; the findings will be released when it is completed. The company also plans to begin a new program of exploratory drilling on the Johnson Camp property in 2009, as its cash flow and earnings improve, with the goal of increasing the current level of proven and probable reserves.

About Nord Resources

Nord Resources Corporation explores, develops, and operates mineral properties. The company's primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona, which it is reactivating to produce copper. The company commenced commercial copper production from residual leaching of the existing ore heaps on February 1, 2008 and expects to reach full copper production at a rate of approximately 25 million pounds per annum in spring 2009. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations regarding commencement of copper production from newly mined ore and copper production targets, assembly and installation of equipment and facilities at the Johnson Camp Mine, and statements concerning the potential of the Johnson Camp Mine. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market, and business conditions, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-KSB, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca.